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                                                                EXHIBIT 23.4

                         [COOPERS & LYBRAND LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Redwood Trust, Inc. on Form S-8/S-3 of our report dated March 1, 1996 on our audits of the financial statements of Redwood Trust, Inc. as of December 31, 1995 and 1994, and for the year ended December 31, 1995 and for the period from August 19, 1994 to December 31, 1994. We also consent to the reference to our firm under the caption "Experts."



                                                /s/ COOPERS & LYBRAND L.L.P.

San Francisco, California
January 23, 1997